UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 3, 2004
Date of Report (Date of earliest event reported)

AMERICAN EAGLE OUTFITTERS, INC.
 (Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

0-23760	13-2721761
(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive	15086-7528
Warrendale, Pennsylvania	(Zip Code)
(Address of principal executive offices)

(724) 776-4857
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 8.01.	Other Events
On December 3, 2004, American Eagle Outfitters, Inc. issued a press release announcing that its Board of Directors has declared a quarterly cash dividend of $0.06 per share. The dividend is payable on January 7, 2005 to stockholders of record at the close of business on December 23, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

	Exhibit No.	Description
	99.1	Press Release dated December 3, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.

Dated: December 3, 2004	By:	/s/ Dale E. Clifton
	Name:	Dale E. Clifton
Vice President - Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated December 3, 2004.